AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 2005

REGISTRATION NO. 333-119127

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLIED SECURITY HOLDINGS LLC

*And the Co-Registrant and Subsidiary Guarantors listed on the
Table of Additional Registrants

(Exact Name of Registrant as Specified in its Charter)

Delaware	7381	20-1379003
(State or Other Jurisdiction of Organization or Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3606 Horizon Drive
King of Prussia, PA 19406
(610) 239-1100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Christopher E. Dunne, Esq.
Senior Vice President, General Counsel and Secretary
Allied Security Holdings LLC
3606 Horizon Drive
King of Prussia, PA 19406
(610) 239-1100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Stacy J. Kanter, Esq.
Richard B. Aftanas, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to the said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants*	State of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Co-Issuer
Allied Security Finance Corp.	Delaware	7381	20-1378861
Subsidiary Guarantors
SpectaGuard Acquisition LLC	Delaware	7381	56-2436460
Professional Security Bureau LLC	Delaware	7381	84-1634162
Effective Management Services LLC	Delaware	7381	30-0158242
Allied Security LLC	Delaware	7381	30-0158237
Barton Protective Services LLC	Delaware	7381	20-1340334
Allied Security LP	Delaware	7381	30-0158248

*	The agent for service of each of the Registrants is:

Christopher E. Dunne, Esq.
c/o Allied Security Holdings LLC
Senior Vice President, General Counsel and Secretary
3606 Horizon Drive
King of Prussia, PA 19406
(610) 239-1100

The address and telephone number for each of the Registrants is:

3606 Horizon Drive
King of Prussia, PA 19406
(610) 239-1100

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Managers, Directors and Officers

Registrants that are Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act ("DLLCA") permits limited liability companies to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands. However, a limited liability company may set forth restrictions on and standards for indemnification in its limited liability company operating agreement.

Article XIV of the Operating Agreement of Allied Security Holdings LLC ("Allied Holdings"), provides, among other things, that no manager or member, nor any officer, director, stockholder, partner, employee, representative or agent of Allied Holdings or any of its subsidiaries or of any manager or member, or of any of their respective affiliates shall be liable to Allied Holdings or any other person for any act or omission (relating to Allied Holdings and the conduct of its business, its operating agreement, any related document or any transaction contemplated thereby) taken or omitted to be taken in good faith by a covered person in the reasonable belief that such act or omission was in or not opposed to the best interests of Allied Holdings, provided that such act or omission is not found by a court of competent jurisdiction to constitute fraud, willful misconduct, bad faith or gross negligence. Article XIV also provides that Allied Holdings shall, to the fullest extent permitted by law, indemnify and hold harmless any covered person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the covered person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of Allied Holdings or any of its subsidiaries or which relates to or arises out of Allied Holdings or any of its subsidiaries or any of their respective property, business or affairs. A covered person shall not be entitled to indemnification with respect to any claim in which such covered person is found by a court of competent jurisdiction to have engaged in fraud, willful misconduct, bad faith or gross negligence. Expenses incurred by a covered person in investigating or defending any claim shall be paid by Allied Holdings in advance of the final disposition of such claim upon receipt by Allied Holdings of an undertaking by or on behalf of such covered person to repay such amount if it shall be ultimately determined that such covered person is not entitled to be indemnified by Allied Holdings.

Article 8 of the Amended and Restated Limited Liability Company Agreement of Barton Protective Services LLC and Article VIII of the Limited Liability Company Agreements of each of Allied Security LLC, Effective Management Services LLC and Professional Security Bureau LLC, provide that no member, officer, director, stockholder, partner, employee, affiliate, representative or agent of the member, nor any officer, employee, representative or agent of the company, shall be liable to the company or any other person for any act or omission (in relation to the company, its property or the conduct of its business or affairs, the operating agreement, any related document or any transaction or investment contemplated thereby) taken or omitted by a covered person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the company and is within the scope of authority granted to such covered person by the operating agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence. In addition, each provision provides that to the fullest extent permitted by law, each company shall indemnify and hold harmless each covered person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the covered person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the company or which relates to or arises out of the company or its property, business or affairs. A covered person shall not be entitled to indemnification with respect to (i) any claim with respect to which such covered person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any claim initiated by such covered person unless such claim (or part thereof) (A) was brought to enforce such covered person's rights to indemnification under the operating agreement or (B) was authorized or consented to by the company's member. Expenses incurred by a covered person in defending any claim shall be paid by the company in advance of the final disposition of such claim upon receipt by the company of an undertaking by or on behalf of such covered person to repay such amount if it shall be ultimately determined that such covered person is not entitled to be indemnified by the company.

Allied Security Finance Corp.

Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. A corporation may pay expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Article VI of the Certificate of Incorporation of Allied Security Finance Corp. provides, among other things, no director shall be personally liable to the company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Article VIII of the By-Laws of Allied Security Finance Corp. contains provisions that grant indemnification rights to the extent authorized under DGCL 145.

Allied Security LP

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The Agreement of Limited Partnership of Allied Security LP does not set forth any standards or restrictions with respect to indemnification.

Through an affiliate, the Registrants maintain insurance for the Registrants' managers, directors, officers and other parties against liabilities that they may incur in their capacity as such.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of May 12, 2004, by and among SpectaGuard Acquisition LLC, BPS LLC, Barton Protective Services Incorporated and the Shareholders (as defined in the Agreement and Plan of Merger)*/**
2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 21, 2004**
2.3	Amendment No. 2 to the Agreement and Plan of Merger, dated as of May 27, 2004**
2.4	Amendment No. 3 to the Agreement and Plan of Merger, dated as of June 7, 2004**
3.1	Certificate of Formation of Allied Security Holdings LLC, dated as of July 16, 2004**
3.2	Operating Agreement of Allied Security Holdings LLC, dated as of August 2, 2004**
3.3	Certificate of Incorporation of Allied Security Finance Corp., dated as of July 16, 2004**
3.4	By-Laws of Allied Security Finance Corp., dated as of July 16, 2004**
3.5	Certificate of Formation of SpectaGuard Acquisition LLC, dated as of December 11, 1997**
3.6	Certificate of Formation of Professional Security Bureau LLC, dated as of November 24, 2003**
3.7	Limited Liability Company Agreement of Professional Security Bureau LLC, dated as of December 19, 2003**
3.8	Certificate of Formation of Effective Management Services LLC, dated as of February 10, 2003**
3.9	Limited Liability Company Agreement of Effective Management Services LLC, dated as of February 19, 2003**
3.10	Certificate of Formation of Allied Security LLC, dated as of February 10, 2003**
3.11	Limited Liability Company Agreement of Allied Security LLC, dated as of February 19, 2003**
3.12	Certificate of Formation of Barton Protective Services LLC, dated as of May 11, 2004**
3.13	Amended and Restated Limited Liability Company Agreement of Barton Protective Services LLC, dated as of August 20, 2004**
3.14	Certificate of Limited Partnership of Allied Security LP, dated as of February 14, 2003**

Exhibit Number	Description
3.15	Agreement of Limited Partnership of Allied Security LP, dated as of February 19, 2003**
4.1	Indenture, dated as of July 14, 2004, by and between Allied Security Escrow Corp. and The Bank of New York, as Trustee, relating to the 11.375% Senior Subordinated Notes due 2011**
4.2	Form of 11.375% Senior Subordinated Note due 2011 (incorporated herein by reference from Exhibit 4.1 to this registration statement)
4.3	First Supplemental Indenture, dated as of August 2, 2004, by and among Allied Security Holdings LLC, Allied Security Finance Corp. and The Bank of New York, as Trustee, relating to the 11.375% Senior Subordinated Notes due 2011**
4.4	Second Supplemental Indenture, dated as of August 2, 2004, by and among Allied Security Holdings LLC, Allied Security Finance Corp., the Guarantors party thereto and The Bank of New York, as Trustee, relating to the 11.375% Senior Subordinated Notes due 2011**
4.5	Registration Rights Agreement, dated as of July 14, 2004, by and between Allied Security Escrow Corp. and Bear, Stearns & Co. Inc.**
4.6	Assumption Agreement, dated as of August 2, 2004, by and among Allied Security Holdings LLC, Allied Security Finance Corp. and the Guarantors party thereto**
5.1	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the notes offered hereby†
10.1	Credit Agreement, dated as of August 2, 2004, by and among Allied Security Holdings LLC, Bear Stearns Corporate Lending Inc., as Administrative Agent, and the other Lenders (as defined in the Credit Agreement) party thereto**
10.2	Guarantee and Collateral Agreement, dated as of August 2, 2004, by Allied Security Holdings LLC and certain of its subsidiaries in favor of Bear Stearns Corporate Lending Inc., as Administrative Agent**
10.3	Second Amended and Restated Management Agreement, dated as of August 2, 2004, by and between SpectaGuard Holding Corporation and SpectaGuard Acquisition LLC**
10.4	Amended and Restated Employment Agreement, dated as of August 2, 2004, by and among SpectaGuard Holding Corporation, SpectaGuard Acquisition LLC and Albert J. Berger**
10.5	Amended and Restated Employment Agreement, dated as of August 2, 2004, by and among SpectaGuard Holding Corporation, SpectaGuard Acquisition LLC and William C. Whitmore, Jr.**
10.6	Form of SpectaGuard Holding Corporation Employment Agreement for Senior Management**
10.7	Amended and Restated Restricted Class C Unit Award Agreement, dated as of August 2, 2004, by and between Allied Security Holdings LLC and Albert J. Berger**
10.8	Amended and Restated Restricted Class C Unit Award Agreement, dated as of August 2, 2004, by and between Allied Security Holdings LLC and William C. Whitmore, Jr.**
10.9	Form of Allied Security Holdings LLC Amended and Restated Restricted Class C Unit Award Agreement for Senior Management**
10.10	Amended and Restated SpectaGuard Holding Corporation Special Payment Plan**

Exhibit Number	Description
10.11	Indemnity Escrow Agreement, dated as of August 2, 2004, by and among SpectaGuard Acquisition LLC, certain shareholders of Barton Protective Services Incorporated, Charles Barton Rice, Sr., as Shareholders' Representative, and The Bank of New York Trust Company, as Escrow Agent**
12.1	Computation of Ratio of Earnings to Fixed Charges**
12.2	Computation of Pro Forma Ratio of Earnings to Fixed Charges**
21.1	Subsidiaries of Allied Security Holdings LLC**
23.1	Consent of Ernst & Young LLP**
23.2	Consent of Ernst & Young LLP**
23.3	Consent of Ernst & Young LLP**
23.4	Consent of Ernst & Young LLP**
23.5	Consent of Ernst & Young LLP**
23.6	Consent of J.H. Cohn LLP**
23.7	Consent of BDO Seidman, LLP**
23.8	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as Exhibit 5.1 hereto)
24.1	Powers of Attorney**
25.1	Statement of Eligibility on Form T-1 of The Bank of New York, as Trustee**
99.1	Form of Letter of Transmittal**
99.2	Form of Notice of Guaranteed Delivery**
99.3	Form of Letter to Clients**
99.4	Form of Letter to Brokers**

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Allied Holdings will furnish copies of any of the schedules to the Securities and Exchange Commission upon request.

**	Previously filed.

†	Filed herewith.

Item 22. Undertakings

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on January 11, 2005.

ALLIED SECURITY HOLDINGS LLC
By:	*
William C. Whitmore, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Title	Dates

*	President, Chief Executive Officer and Manager (Principal Executive Officer)	January 11, 2005

William C. Whitmore, Jr.

*	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	January 11, 2005

William A. Torzolini

*	Chief Accounting Officer (Principal Accounting Officer)	January 11, 2005

G. Michael Landis

*	Chairman and Manager	January 11, 2005

Albert J. Berger

*	Manager	January 11, 2005

Ronald O. Perelman

*	Manager	January 11, 2005

Floyd I. Clarke

*	Manager	January 11, 2005

Donald G. Drapkin

*	Manager	January 11, 2005

Todd J. Slotkin

* /s/ Christopher E. Dunne

Christopher E. Dunne Attorney-In-Fact Pursuant to Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on January 11, 2005.

ALLIED SECURITY FINANCE CORP.
By:	*
William C. Whitmore, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2005

William C. Whitmore, Jr.

/s/ Christopher E. Dunne	Senior Vice President, General Counsel and Director	January 11, 2005

Christopher E. Dunne

*	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	January 11, 2005

William A. Torzolini

* /s/ Christopher E. Dunne

Christopher E. Dunne Attorney-In-Fact Pursuant to Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on January 11, 2005.

SPECTAGUARD ACQUISITION LLC By: ALLIED SECURITY HOLDINGS LLC, as sole member
By: *

William C. Whitmore, Jr. President and Chief Executive Officer
PROFESSIONAL SECURITY BUREAU LLC EFFECTIVE MANAGEMENT SERVICES LLC ALLIED SECURITY LLC BARTON PROTECTIVE SERVICES LLC By: SPECTAGUARD ACQUISITION LLC, as sole member
By: *

William C. Whitmore, Jr. President and Chief Executive Officer
ALLIED SECURITY LP By: SPECTAGUARD ACQUISITION LLC, as general partner
By: *

William C. Whitmore, Jr. President and Chief Executive Officer
* /s/ Christopher E. Dunne

Christopher E. Dunne Attorney-In-Fact Pursuant to Power of Attorney

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of May 12, 2004, by and among SpectaGuard Acquisition LLC, BPS LLC, Barton Protective Services Incorporated and the Shareholders (as defined in the Agreement and Plan of Merger)*/**
2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 21, 2004**
2.3	Amendment No. 2 to the Agreement and Plan of Merger, dated as of May 27, 2004**
2.4	Amendment No. 3 to the Agreement and Plan of Merger, dated as of June 7, 2004**
3.1	Certificate of Formation of Allied Security Holdings LLC, dated as of July 16, 2004**
3.2	Operating Agreement of Allied Security Holdings LLC, dated as of August 2, 2004**
3.3	Certificate of Incorporation of Allied Security Finance Corp., dated as of July 16, 2004**
3.4	By-Laws of Allied Security Finance Corp., dated as of July 16, 2004**
3.5	Certificate of Formation of SpectaGuard Acquisition LLC, dated as of December 11, 1997**
3.6	Certificate of Formation of Professional Security Bureau LLC, dated as of November 24, 2003**
3.7	Limited Liability Company Agreement of Professional Security Bureau LLC, dated as of December 19, 2003**
3.8	Certificate of Formation of Effective Management Services LLC, dated as of February 10, 2003**
3.9	Limited Liability Company Agreement of Effective Management Services LLC, dated as of February 19, 2003**
3.10	Certificate of Formation of Allied Security LLC, dated as of February 10, 2003**
3.11	Limited Liability Company Agreement of Allied Security LLC, dated as of February 19, 2003**
3.12	Certificate of Formation of Barton Protective Services LLC, dated as of May 11, 2004**
3.13	Amended and Restated Limited Liability Company Agreement of Barton Protective Services LLC, dated as of August 20, 2004**
3.14	Certificate of Limited Partnership of Allied Security LP, dated as of February 14, 2003**
3.15	Agreement of Limited Partnership of Allied Security LP, dated as of February 19, 2003**
4.1	Indenture, dated as of July 14, 2004, by and between Allied Security Escrow Corp. and The Bank of New York, as Trustee, relating to the 11.375% Senior Subordinated Notes due 2011**
4.2	Form of 11.375% Senior Subordinated Note due 2011 (incorporated herein by reference from Exhibit 4.1 to this registration statement)
4.3	First Supplemental Indenture, dated as of August 2, 2004, by and among Allied Security Holdings LLC, Allied Security Finance Corp. and The Bank of New York, as Trustee, relating to the 11.375% Senior Subordinated Notes due 2011**
4.4	Second Supplemental Indenture, dated as of August 2, 2004, by and among Allied Security Holdings LLC, Allied Security Finance Corp., the Guarantors party thereto and The Bank of New York, as Trustee, relating to the 11.375% Senior Subordinated Notes due 2011**

Exhibit Number	Description
4.5	Registration Rights Agreement, dated as of July 14, 2004, by and between Allied Security Escrow Corp. and Bear, Stearns & Co. Inc.**
4.6	Assumption Agreement, dated as of August 2, 2004, by and among Allied Security Holdings LLC, Allied Security Finance Corp. and the Guarantors party thereto**
5.1	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the notes offered hereby†
10.1	Credit Agreement, dated as of August 2, 2004, by and among Allied Security Holdings LLC, Bear Stearns Corporate Lending Inc., as Administrative Agent, and the other Lenders (as defined in the Credit Agreement) party thereto**
10.2	Guarantee and Collateral Agreement, dated as of August 2, 2004, by Allied Security Holdings LLC and certain of its subsidiaries in favor of Bear Stearns Corporate Lending Inc., as Administrative Agent**
10.3	Second Amended and Restated Management Agreement, dated as of August 2, 2004, by and between SpectaGuard Holding Corporation and SpectaGuard Acquisition LLC**
10.4	Amended and Restated Employment Agreement, dated as of August 2, 2004, by and among SpectaGuard Holding Corporation, SpectaGuard Acquisition LLC and Albert J. Berger**
10.5	Amended and Restated Employment Agreement, dated as of August 2, 2004, by and among SpectaGuard Holding Corporation, SpectaGuard Acquisition LLC and William C. Whitmore, Jr.**
10.6	Form of SpectaGuard Holding Corporation Employment Agreement for Senior Management**
10.7	Amended and Restated Restricted Class C Unit Award Agreement, dated as of August 2, 2004, by and between Allied Security Holdings LLC and Albert J. Berger**
10.8	Amended and Restated Restricted Class C Unit Award Agreement, dated as of August 2, 2004, by and between Allied Security Holdings LLC and William C. Whitmore, Jr.**
10.9	Form of Allied Security Holdings LLC Amended and Restated Restricted Class C Unit Award Agreement for Senior Management**
10.10	Amended and Restated SpectaGuard Holding Corporation Special Payment Plan**
10.11	Indemnity Escrow Agreement, dated as of August 2, 2004, by and among SpectaGuard Acquisition LLC, certain shareholders of Barton Protective Services Incorporated, Charles Barton Rice, Sr., as Shareholders' Representative, and The Bank of New York Trust Company, as Escrow Agent**
12.1	Computation of Ratio of Earnings to Fixed Charges**
12.2	Computation of Pro Forma Ratio of Earnings to Fixed Charges**
21.1	Subsidiaries of Allied Security Holdings LLC**
23.1	Consent of Ernst & Young LLP**
23.2	Consent of Ernst & Young LLP**
23.3	Consent of Ernst & Young LLP**
23.4	Consent of Ernst & Young LLP**
23.5	Consent of Ernst & Young LLP**

Exhibit Number	Description
23.6	Consent of J.H. Cohn LLP**
23.7	Consent of BDO Seidman, LLP**
23.8	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as Exhibit 5.1 hereto)
24.1	Powers of Attorney**
25.1	Statement of Eligibility on Form T-1 of The Bank of New York, as Trustee**
99.1	Form of Letter of Transmittal**
99.2	Form of Notice of Guaranteed Delivery**
99.3	Form of Letter to Clients**
99.4	Form of Letter to Brokers**

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Allied Holdings will furnish copies of any of the schedules to the Securities and Exchange Commission upon request.

**	Previously filed.

†	Filed herewith.